Exhibit 99.1

Sanara MedTech Inc. Reports Third Quarter 2025 Financial Results (Unaudited)

Net Revenue Increased 22% Year-Over-Year in Q3; Increased 25% Year-Over-Year in First Nine Months of 2025

FORT WORTH, TX, November 12, 2025 (GLOBE NEWSWIRE) — Sanara MedTech Inc. (“Sanara,” the “Company,” “we,” “our” or “us”) (Nasdaq: SMTI), a medical technology company focused on developing and commercializing transformative technologies to improve clinical outcomes and reduce healthcare expenditures in the surgical market, today reported its financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Financial Summary (2)

●	Net revenue increased 22% to $26.3 million, compared to $21.7 million in the third quarter of 2024.
●	Net income from continuing operations of $0.8 million, compared to a net loss from continuing operations of $0.2 million in the third quarter of 2024.
●	Adjusted EBITDA(1) of $4.9 million, compared to $2.6 million in the third quarter of 2024.

First Nine Months of 2025 Financial Summary (2)

●	Net revenue increased 25% to $75.6 million, compared to $60.4 million in the first nine months of 2024.
●	Net income from continuing operations of $0.7 million, compared to a net loss from continuing operations of $2.9 million in the first nine months of 2024.
●	Adjusted EBITDA(1) of $12.3 million, compared to $5.1 million in the first nine months of 2024.

Third Quarter and Recent Operational Announcements

●	On September 2, 2025, the Company announced the appointment of Seth Yon, Sanara’s President and Chief Commercial Officer, to the position of President and Chief Executive Officer, effective September 15, 2025. Mr. Yon succeeded Ron Nixon, who continues to serve as Executive Chairman.
●	During September, Sanara initiated a strategic realignment of its portfolio, ceasing operations of Tissue Health Plus (“THP”) to improve the Company’s operating efficiency and reallocate resources to its core surgical business. As a result of the Company’s strategic realignment, the operations of THP, which were previously reported as the THP segment, have been classified as discontinued operations in Sanara’s financial statements for the three and nine months ended September 30, 2025 and 2024. On November 11, 2025, the Company issued a press release highlighting these changes.

(1) Adjusted EBITDA is a non-GAAP financial measure. See the discussion and the reconciliations at the end of this release for additional information.

(2) As a result of the Company’s strategic realignment, the operations of THP, which were previously reported as the THP segment, have been classified as discontinued operations in Sanara’s financial statements for the three and nine months ended September 30, 2025 and 2024.

Management Comments

“Our surgical team delivered strong sales performance in the third quarter, culminating in net revenue growth of 22% year-over-year,” stated Seth Yon, Sanara’s President and Chief Executive Officer. “Our net revenue growth was fueled by a 24% increase in sales of our surgical soft tissue products, including CellerateRX® Surgical and BIASURGE®. This performance reflects the success of our commercial strategy to develop relationships with independent distributors, expand into new healthcare facilities, and penetrate existing facilities by adding new surgeon users. In addition, we achieved notable year-over-year improvements in our profitability profile, with a $1.0 million improvement in net income from continuing operations and a $2.3 million improvement in Adjusted EBITDA, on net revenue growth of $4.7 million year-over-year.”

Mr. Yon stated, “Regarding THP, as outlined in our press release yesterday, we have completed a thorough assessment of strategic alternatives for THP and initiated a realignment of our portfolio in the third quarter. Accordingly, we have ceased THP’s operations to enhance operational efficiency and allocate resources to our core surgical business. We believe this focus will support sustained long-term growth and value creation.”

Mr. Yon also stated: “For the remainder of 2025, our team will continue to execute our commercial plan, improve our operational efficiency, and invest wisely in our surgical business. We expect these efforts to support strong, sustainable revenue growth and improved profitability, both this year and beyond.”

Third Quarter and Year-to-Date 2025 Revenue

The following table summarizes revenue streams from product sales and royalties for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Soft tissue repair products	$23,424,126	$18,863,335	$66,618,023	$52,586,945
Bone fusion products	2,909,693	2,808,264	8,954,144	7,779,209
Royalties	-	-	-	906
Total Net Revenue	$26,333,819	$21,671,599	$75,572,167	$60,367,060

Third Quarter 2025 Financial Results

As a result of the Company’s strategic realignment, the operations of THP, which were previously reported as the THP segment, have been classified as discontinued operations in Sanara’s financial statements for the three and nine months ended September 30, 2025 and 2024.

Net revenue for the third quarter of 2025 was $26.3 million, compared to $21.7 million for the third quarter of 2024, an increase of $4.7 million, or 22%, year-over-year. The increase in net revenue was driven by an increase of $4.6 million, or 24%, in sales of soft tissue repair products, and an increase of $0.1 million, or 4%, in sales of bone fusion products. The increase in sales of soft tissue repair products was driven primarily by increased sales of CellerateRX® Surgical Activated Collagen® (“CellerateRX Surgical”) and BIASURGE® Advanced Surgical Solution (“BIASURGE”), as a result of the Company’s increased penetration of medical facilities that represent existing accounts, expansion into additional medical facilities, and development of its independent distribution network in both new and existing U.S. markets.

Gross profit for the third quarter of 2025 was $24.5 million, compared to $19.7 million for the third quarter of 2024, an increase of $4.8 million, or 24%, year-over-year. Gross margin was 93% of net revenue for the third quarter of 2025, compared to 91% of net revenue for the third quarter of 2024. The increase in gross profit, and higher gross margin realized in the third quarter of 2025, was primarily driven by increased sales of soft tissue repair products.

Operating expenses for the third quarter of 2025 were $21.5 million, compared to $18.9 million for the third quarter of 2024, an increase of $2.6 million, or 14%, year-over-year. The increase in operating expenses was driven by an increase of $2.5 million, or 14%, in selling, general and administrative (“SG&A”) and an increase of $0.2 million, or 31%, in research and development (“R&D”). The increase in SG&A was primarily due to increased compensation and contract services, which accounted for $1.4 million of the increase, and higher direct sales and marketing expenses, which accounted for approximately $0.8 million of the increase.

Operating income for the third quarter of 2025 was $2.9 million, compared to operating income of $0.8 million for the third quarter of 2024, an increase of $2.2 million, or 278%, year-over-year.

Other expense for the third quarter of 2025 was $2.1 million, compared to $1.0 million for the third quarter of 2024. The increase in other expense was primarily due to higher interest expense and fees related to the CRG term loan and share of losses from equity method investments.

Net income from continuing operations for the third quarter of 2025 was $0.8 million, compared to a net loss from continuing operations of $0.2 million for the third quarter of 2024. Net loss from discontinued operations for the third quarter of 2025 was $31.2 million, compared to a net loss from discontinued operations of $2.7 million for the third quarter of 2024. Net loss from discontinued operations includes a noncash asset impairment charge of $26.5 million in the third quarter of 2025 related to the discontinued operations of THP. After including discontinued operations, net loss for the third quarter of 2025 was $30.4 million, compared to a net loss of $2.9 million for the third quarter of 2024.

Adjusted EBITDA(1) for the third quarter of 2025 was $4.9 million, compared to $2.6 million for the third quarter of 2024, an increase of $2.3 million, year-over-year.

Net cash provided by operating activities in the third quarter of 2025 was $2.2 million, compared to $2.1 million of net cash provided by operating activities in the third quarter of 2024.

As of September 30, 2025, the Company had $14.9 million of cash and $45.1 million of long-term debt, compared to $15.9 million and $30.7 million, respectively, as of December 31, 2024. As of September 30, 2025, the Company had $12.25 million of available borrowing capacity, which must be borrowed prior to December 31, 2025, if at all.

First Nine Months of 2025 Financial Results

As a result of the Company’s strategic realignment, the operations of THP, which were previously reported as the THP segment, have been classified as discontinued operations in Sanara’s financial statements for the three and nine months ended September 30, 2025 and 2024.

Net revenue for the first nine months of 2025 was $75.6 million, compared to $60.4 million for the first nine months of 2024, an increase of $15.2 million, or 25%, year-over-year. The increase in net revenue was driven by an increase of $14.0 million, or 27%, in sales of soft tissue repair products and an increase of $1.2 million, or 15%, in sales of bone fusion products.

Net income from continuing operations for the first nine months of 2025 was $0.7 million, compared to a net loss from continuing operations of $2.9 million for the first nine months of 2024. Net loss from discontinued operations for the first nine months of 2025 was $36.7 million, compared to a net loss from discontinued operations of $5.3 million for the first nine months of 2024. Net loss from discontinued operations includes a noncash asset impairment charge of $26.5 million in the first nine months of 2025 related to the discontinued operations of THP. After including discontinued operations, net loss for the first nine months of 2025 was $36.0 million, compared to a net loss of $8.2 million for the first nine months of 2024.

Adjusted EBITDA(1) for the first nine months of 2025 was $12.3 million, compared to $5.1 million for the first nine months of 2024, an increase of $7.2 million, year-over-year.

Net cash provided by operating activities in the first nine months of 2025 was $2.8 million, compared to $1.0 million of net cash used in operating activities in the first nine months of 2024.

(1) Adjusted EBITDA is a non-GAAP financial measure. See the discussion and the reconciliations at the end of this release for additional information.

Conference Call

The Company will host a conference call and webcast on November 12, 2025 at 8:00 a.m. Eastern Time to discuss the results of the quarter ended September 30, 2025 and hold a question and answer session at the end of the call. The toll-free number to call for this teleconference is 888-506-0062 (international callers: 973-528-0011) and the access code is 874713. A telephonic replay of the conference call will be available through Wednesday, November 26, 2025, by dialing 877-481-4010 (international callers: 919-882-2331) and entering the replay passcode: 52979.

A live webcast of Sanara’s conference call is accessible by clicking here and will be made available under the ‘Events’ section of the Company’s Investor Relations website, https://ir.sanaramedtech.com/. An online replay will be available for approximately one year following the conclusion of the live broadcast.

About Sanara MedTech Inc.

Sanara MedTech Inc. is a medical technology company focused on developing and commercializing transformative technologies to improve clinical outcomes and reduce healthcare expenditures in the surgical market. The Company develops, markets, and distributes surgical products for use by physicians and clinicians in hospitals. Each of the Company’s products, services, and technologies are designed to achieve the goal of providing better clinical outcomes at a lower overall cost for patients. Sanara’s products are primarily sold in the North American surgical tissue repair markets. Sanara markets and distributes CellerateRX® Surgical Activated Collagen® Powder, BIASURGE® Advanced Surgical Solution, FORTIFY TRG® Tissue Repair Graft, FORTIFY FLOWABLE® Extracellular Matrix, as well as a portfolio of advanced biologic products including: ACTIGEN® Verified Inductive Bone Matrix, ALLOCYTE® Plus Advanced Viable Bone Matrix, BiFORM® Bioactive Moldable Matrix, and TEXAGEN® Amniotic Membrane Allograft to the surgical market. The Company believes it can drive its pipeline from concept to preclinical and clinical development while meeting quality and regulatory requirements. The Company strives to be one of the most innovative and comprehensive providers of effective surgical solutions and is continually seeking to expand its offerings for patients requiring treatments in the United States. For more information, please visit SanaraMedTech.com.

Information about Forward-Looking Statements

The statements in this press release that do not constitute historical facts are “forward-looking statements,” within the meaning of and subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements may be identified by terms such as “aims,” “anticipates,” “believes,” contemplates,” “continue,” “could,” “estimates,” “expect,” “forecast,” “guidance,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “preliminary,” “projects,” “seeks,” “should,” “targets,” “will” or “would,” or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include, among others, statements regarding the Company’s ability to improve its operating efficiency, the Company’s business strategy and mission, the development of new products, the timing of commercialization of the Company’s products, the regulatory approval process and expansion of the Company’s business into value-based skin, wound care and other services. These items involve risks, contingencies and uncertainties such as uncertainties associated with the development and process for obtaining regulatory approval for new products, the Company’s ability to build out its executive team, the Company’s ability to identify and effectively utilize the net proceeds of the CRG Term Loan Agreement to support the Company’s growth initiatives, the extent of product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, uncertainties associated with the development and process for obtaining regulatory approval for new products, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company’s SEC filings, which could cause the Company’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by these statements.

All forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events, except as required by applicable securities laws.

Investor Relations Contact:

Jack Powell or Mike Piccinino, CFA

ICR Healthcare

IR@sanaramedtech.com

SANARA MEDTECH INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 30, 2025	December 31, 2024
Assets
Current assets
Cash	$14,939,646	$15,878,295
Accounts receivable, net	12,085,845	12,408,819
Accounts receivable – related parties	-	40,566
Inventory, net	3,385,956	2,753,032
Convertible loan receivable	-	1,101,478
Prepaid and other assets	714,115	1,022,464
Current assets related to discontinued operations	100,117	101,334
Total current assets	31,225,679	33,305,988

Long-term assets
Intangible assets, net	21,100,783	23,481,095
Goodwill	3,601,781	3,601,781
Investment in equity securities	12,588,476	6,212,945
Right of use assets – operating leases	2,154,721	1,447,907
Property and equipment, net	417,208	432,317
Long-term assets related to discontinued operations	-	19,609,959
Total long-term assets	39,862,969	54,786,004

Total assets	$71,088,648	$88,091,992

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$1,139,794	$1,499,764
Accounts payable – related parties	27,339	30,913
Accrued bonuses and commissions	10,876,267	10,084,650
Accrued royalties and expenses	2,655,436	2,265,237
Earnout liabilities – current	228,001	-
Operating lease liabilities – current	338,990	358,687
Current liabilities related to discontinued operations	2,092,142	1,050,820
Total current liabilities	17,357,969	15,290,071

Long-term liabilities
Long-term debt	45,089,787	30,689,290
Earnout liabilities – long-term	-	748,001
Operating lease liabilities – long-term	1,963,475	1,237,051
Other long-term liabilities	536,883	1,215,617
Total long-term liabilities	47,590,145	33,889,959

Total liabilities	64,948,114	49,180,030

Commitments and contingencies

Shareholders’ equity
Common Stock: $0.001 par value, 20,000,000 shares authorized; 8,930,800 issued and outstanding as of September 30, 2025 and 8,753,773 issued and outstanding as of December 31, 2024	8,931	8,754
Additional paid-in capital	79,833,871	77,179,211
Accumulated deficit	(73,693,846)	(37,784,392)
Total Sanara MedTech shareholders’ equity	6,148,956	39,403,573
Equity attributable to noncontrolling interest	(8,422)	(491,611)
Total shareholders’ equity	6,140,534	38,911,962
Total liabilities and shareholders’ equity	$71,088,648	$88,091,992

SANARA MEDTECH INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net Revenue	$26,333,819	$21,671,599	$75,572,167	$60,367,060

Cost of goods sold	1,874,214	1,991,987	5,646,463	5,890,719

Gross profit	24,459,605	19,679,612	69,925,704	54,476,341

Operating expenses
Selling, general and administrative	19,877,875	17,420,347	58,641,402	51,453,311
Research and development	1,029,591	783,840	3,036,746	1,945,263
Depreciation and amortization	610,899	696,888	1,993,477	2,093,797
Change in fair value of earnout liabilities	-	-	-	(14,451)
Total operating expenses	21,518,365	18,901,075	63,671,625	55,477,920

Operating income (loss)	2,941,240	778,537	6,254,079	(1,001,579)

Other income (expense)
Interest expense	(1,818,105)	(927,577)	(4,926,765)	(1,839,259)
Share of losses from equity method investments	(288,642)	(31,448)	(627,732)	(31,448)
Interest income	-	-	3,672	-
Gain on disposal of property and equipment	-	-	10,932	-
Total other income (expense)	(2,106,747)	(959,025)	(5,539,893)	(1,870,707)

Net income (loss) from continuing operations	834,493	(180,488)	714,186	(2,872,286)

Net loss from discontinued operations (including asset impairment charge of $26,472,407 in 2025)	(31,246,601)	(2,702,564)	(36,672,075)	(5,339,011)

Net loss	(30,412,108)	(2,883,052)	(35,957,889)	(8,211,297)

Net loss attributable to noncontrolling interest from continuing operations	(955)	(1,740)	(5,197)	(3,224)
Net loss attributable to noncontrolling interest from discontinued operations	-	(23,544)	-	(82,107)
Less: Total net loss attributable to noncontrolling interest	(955)	(25,284)	(5,197)	(85,331)

Net loss attributable to Sanara MedTech shareholders	$(30,411,153)	$(2,857,768)	$(35,952,692)	$(8,125,966)

Net income (loss) per share, basic:
Continuing operations	$0.10	$(0.02)	$0.08	$(0.34)
Discontinued operations	(3.62)	(0.32)	(4.26)	(0.62)
Net income (loss) per share of common stock, basic	$(3.52)	$(0.34)	$(4.18)	$(0.96)

Net income (loss) per share, diluted:
Continuing operations	$0.09	$(0.02)	$0.08	$(0.34)
Discontinued operations	(3.49)	(0.32)	(4.12)	(0.62)
Net income (loss) per share of common stock, diluted	$(3.40)	$(0.34)	$(4.04)	$(0.96)

Weighted average number of common shares outstanding, basic	8,646,668	8,517,381	8,610,538	8,468,394

Weighted average number of common shares outstanding, diluted	8,940,734	8,517,381	8,907,565	8,468,394

SANARA MEDTECH INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
	2025	2024

Cash flows from operating activities:
Net loss	$(35,957,889)	$(8,211,297)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,277,569	3,314,781
Asset impairment charge	26,472,407	-
Gain on disposal of property and equipment	(9,674)	-
Credit loss expense	459,233	230,930
Inventory obsolescence	489,572	356,261
Share-based compensation	3,972,788	3,240,362
Noncash lease expense	446,285	306,240
Share of losses from equity method investments	627,732	31,448
Back-end fee	578,901	219,689
Paid-in-kind interest	1,593,416	424,067
Accretion of finance liabilities	120,022	166,595
Amortization and write-off of debt issuance costs	206,363	150,219
Change in fair value of earnout liabilities	-	67,549
Changes in operating assets and liabilities:
Accounts receivable, net	(144,959)	(2,777,243)
Accounts receivable – related parties	40,566	(35,009)
Inventory, net	(1,122,497)	1,352,923
Prepaid and other assets	318,266	178,963
Accounts payable	(359,968)	(622,719)
Accounts payable – related parties	(3,575)	72,806
Accrued royalties and expenses	403,767	249,910
Accrued bonuses and commissions	1,879,615	580,031
Operating lease liabilities	(446,372)	(252,337)
Net cash provided by (used in) operating activities	2,841,568	(955,831)
Cash flows from investing activities:
Purchases of property and equipment	(4,543,491)	(133,676)
Proceeds from disposal of property and equipment	60,000	-
Purchases of intangible assets	(23,452)	-
Investment in equity securities	(5,899,524)	(5,268,582)
Convertible loan receivable	-	(1,079,391)
CarePICS Acquisition	(2,122,146)	-
Net cash used in investing activities	(12,528,613)	(6,481,649)
Cash flows from financing activities:
Loan proceeds, net of debt issuance costs of $228,183 in 2025 and $1,160,740 in 2024	12,021,817	29,339,260
Pay off line of credit		(9,750,000)
Pay off debt assumed in CarePICS Acquisition	(1,650,000)	-
Equity offering net expenses	-	(75,000)
Net settlement of equity-based awards	(764,421)	(87,807)
Cash payment of finance and earnout liabilities	(859,000)	(859,000)
Net cash provided by financing activities	8,748,396	18,567,453
Net increase (decrease) in cash	(938,649)	11,129,973
Cash, beginning of period	15,878,295	5,147,216
Cash, end of period	$14,939,646	$16,277,189

Cash paid during the period for:
Interest	$2,428,062	$948,759
Supplemental noncash investing and financing activities:
Non-monetary exchange to acquire intangible assets	$2,084,278	$-
Conversion of note receivable into equity method investment	1,101,478	-
Earnout liability generated by CarePICS Acquisition	1,355,603	-
Right of use assets obtained in exchange for lease obligations	1,153,099	-

SANARA MEDTECH INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES (UNAUDITED)

To supplement the Company’s financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including Adjusted EBITDA. The Company’s management uses these non-GAAP financial measures, both internally and externally, to assess and communicate the financial performance of the Company. The Company defines Adjusted EBITDA as net income (loss) from continuing operations excluding interest expense/income, provision/benefit for income taxes, depreciation and amortization, non-cash share-based compensation expense, change in fair value of earnout liabilities, share of losses from equity method investments, executive separation costs, legal and diligence expenses related to acquisitions, and gains/losses on the disposal of property and equipment, as each is applicable to the periods presented.

The Company believes Adjusted EBITDA is useful to investors because it facilitates comparisons of the Company’s core business operations across periods on a consistent basis. Accordingly, the Company adjusts certain items, such as change in fair value of earnout liabilities, when calculating Adjusted EBITDA because the Company believes that such items are not related to the Company’s core business operations.

The Company’s non-GAAP financial measures are not in accordance with, nor an alternative for, measures conforming to GAAP and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company continues to provide all information required by GAAP, but it believes that evaluating its ongoing operating results may not be as useful if an investor or other user is limited to reviewing only GAAP financial measures. The Company does not, nor does it suggest that investors should consider these non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Material limitations associated with the use of such measures include that they do not reflect all costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, these non-GAAP financial measures are based on subjective determinations of management regarding the nature and classification of events and circumstances. The Company presents these non-GAAP financial measures to provide investors with information to evaluate the Company’s operating results in a manner similar to how management evaluates business performance. To compensate for any limitations in such non-GAAP financial measures, management believes that it is useful in understanding and analyzing the results of the business to review both GAAP information and the related non-GAAP financial measures. Whenever the Company uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Investors are encouraged to review and consider these reconciliations.

Reconciliation of Net income (loss) from continuing operations to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss) from continuing operations	$834,493	$(180,488)	$714,186	$(2,872,286)
Adjustments:
Interest expense	1,818,105	927,577	4,926,765	1,839,259
Depreciation and amortization	610,899	696,888	1,993,477	2,093,797
Noncash share-based compensation	1,164,070	1,003,599	3,618,437	2,803,536
Change in fair value of earnout liabilities	-	-	-	(14,451)
Share of losses from equity method investments	288,642	31,448	627,732	31,448
Gain on disposal of property and equipment	-	-	(10,932)	-
Interest income	-	-	(3,672)	-
Executive separation costs (1)	172,048	59,685	432,323	964,466
Acquisition costs (2)	20,000	24,812	24,826	249,901
Adjusted EBITDA	$4,908,257	$2,563,521	$12,323,142	$5,095,670

(1)	Includes $41,948 and zero of share-based compensation related to executive separation costs for the three months ended September 30, 2025 and 2024, respectively, and $172,122 and $328,795 of share-based compensation related to executive separation costs for the nine months ended September 30, 2025 and 2024, respectively.

(2)	Acquisition costs include legal, tax, accounting and other contract services related to prospective acquisitions.

ANNEX - Consolidated (reflecting our Surgical Business):

The following tables reflect results of operations of our surgical business for the periods indicated below (Unaudited):

	2025				2024					2023
	Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Net Revenue	$23,434,096	$25,804,252	$26,333,819	$75,572,167	$18,536,638	$20,158,823	$21,671,599	$26,305,365	$86,672,425	$15,519,187	$15,753,164	$16,024,948	$17,689,813	$64,987,112

Cost of goods sold	1,834,967	1,937,282	1,874,214	5,646,463	1,890,046	2,008,686	1,991,987	2,249,182	8,139,901	2,116,694	2,187,516	1,751,349	1,788,162	7,843,721

Gross profit	21,599,129	23,866,970	24,459,605	69,925,704	16,646,592	18,150,137	19,679,612	24,056,183	78,532,524	13,402,493	13,565,648	14,273,599	15,901,651	57,143,391

Operating expenses
Selling, general and administrative(1)	19,129,208	19,634,319	19,877,875	58,641,402	15,683,039	18,349,924	17,420,347	20,220,332	71,673,642	12,467,395	13,301,230	13,460,404	15,597,823	54,826,852
Research and development	950,359	1,056,796	1,029,591	3,036,746	578,981	582,443	783,840	883,399	2,828,663	235,236	208,727	225,886	232,933	902,782
Depreciation and amortization(2)	694,032	688,546	610,899	1,993,477	698,502	698,407	696,888	692,032	2,785,829	372,020	396,597	590,563	687,679	2,046,859
Change in fair value of earnout liabilities	-	-	-	-	(103,781)	89,330	-	-	(14,451)	(191,127)	(436,004)	(758,783)	87,578	(1,298,336)
Total operating expenses	20,773,599	21,379,661	21,518,365	63,671,625	16,856,741	19,720,104	18,901,075	21,795,763	77,273,683	12,883,524	13,470,550	13,518,070	16,606,013	56,478,157

Operating income (loss)	825,530	2,487,309	2,941,240	6,254,079	(210,149)	(1,569,967)	778,537	2,260,420	1,258,841	518,969	95,098	755,529	(704,362)	665,234

Other income (expense)
Interest expense	(1,317,092)	(1,791,568)	(1,818,105)	(4,926,765)	(267,336)	(644,346)	(927,577)	(1,289,136)	(3,128,395)	(6)	-	(188,294)	(287,483)	(475,783)
Share of losses from equity method investments	(143,608)	(195,482)	(288,642)	(627,732)	-	-	(31,448)	(58,559)	(90,007)	-	-	-	-	-
Interest income	3,672	-	-	3,672	-	-	-	21,978	21,978	-	-	-	-	-
Gain on disposal of property and equipment	10,932	-	-	10,932	-	-	-	-	-	-	-	-	-	-
Gain on disposal of investment	-	-	-	-	-	-	-	-	-	-	-	-	251,034	251,034
Total other income (expense)	(1,446,096)	(1,987,050)	(2,106,747)	(5,539,893)	(267,336)	(644,346)	(959,025)	(1,325,717)	(3,196,424)	(6)	-	(188,294)	(36,449)	(224,749)

Net income (loss) from continuing operations	$(620,566)	$500,259	$834,493	$714,186	$(477,485)	$(2,214,313)	$(180,488)	$934,703	$(1,937,583)	$518,963	$95,098	$567,235	$(740,811)	$440,485

(1)	Selling, general and administrative expense of $90,293 was reclassified and is now reflected as discontinued operations in the first quarter of 2024.

(2)	Depreciation expense of $5,461 and $7,021 was reclassified in the first and second quarters of 2025, respectively, and is therefore not reflected as discontinued operations.

ANNEX - Consolidated (reflecting our Surgical Business) (continued):

Reconciliation of Net income (loss) from continuing operations to Adjusted EBITDA (Unaudited):

	2025				2024					2023
	Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Net income (loss) from continuing operations	$(620,566)	$500,259	$834,493	$714,186	$(477,485)	$(2,214,313)	$(180,488)	$934,703	$(1,937,583)	$518,963	$95,098	$567,235	$(740,811)	$440,485
Adjustments:
Interest expense	1,317,092	1,791,568	1,818,105	4,926,765	267,336	644,346	927,577	1,289,136	3,128,395	6	-	188,294	287,483	475,783
Depreciation and amortization(1)	694,032	688,546	610,899	1,993,477	698,502	698,407	696,888	692,032	2,785,829	372,020	396,597	590,563	687,679	2,046,859
Noncash share-based compensation	1,175,496	1,278,871	1,164,070	3,618,437	753,616	1,046,321	1,003,599	1,165,472	3,969,008	545,214	1,064,516	813,606	777,994	3,201,330
Change in fair value of earnout liabilities	-	-	-	-	(103,781)	89,330	-	-	(14,451)	(191,127)	(436,004)	(758,783)	87,578	(1,298,336)
Share of losses from equity method investments	143,608	195,482	288,642	627,732	-	-	31,448	58,559	90,007	-	-	-	-	-
Gain on disposal of property and equipment	(10,932)	-	-	(10,932)	-	-	-	-	-	-	-	-	-	-
Interest income	(3,672)	-	-	(3,672)	-	-	-	(21,978)	(21,978)	-	-	-	-	-
Executive separation costs(2)	-	260,275	172,048	432,323	-	904,781	59,685	-	964,466	-	-	-	-	-
Acquisition costs (3)	-	4,826	20,000	24,826	-	225,089	24,812	(64,872)	185,029	-	-	-	423,513	423,513
Adjusted EBITDA	$2,695,058	$4,719,827	$4,908,257	$12,323,142	$1,138,188	$1,393,961	$2,563,521	$4,053,052	$9,148,722	$1,245,076	$1,120,207	$1,400,915	$1,523,436	$5,289,634

(1)	Depreciation expense of $5,461 and $7,021 was reclassified in the first and second quarters of 2025, respectively, and is therefore not reflected as discontinued operations.

(2)	Includes share-based compensation related to executive separation costs.

(3)	Acquisition costs include legal, tax, accounting and other contract services related to prospective acquisitions.